[Chesapeake Corporation logo]

                              defining the future

[Chesapeake Corporation logo]


This presentation includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 are not applicable to forward-looking statements made in connection with a tender offer, it has not been judicially determined whether such safe harbor provisions apply to forward-looking statements in a consent solicitation conducted in connection with a tender offer. Changes in the following important factors, among others, could cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements: competitive products and pricing; production costs (particularly for raw materials such as corrugated box and display materials); fluctuations in demand; governmental policies and regulations affecting the environment; interest rates; currency translation movements; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

All information in this presentation concerning Shorewood Packaging Corporation, including financial information, has been taken from or based on publicly available documents and records on file with the Securities and Exchange Commission and other public sources, and is qualified in its entirety by reference thereto. Chesapeake takes no responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Shorewood Packaging Corporation to disclose events which may have occurred or may affect the significance or accuracy of any such information, but which is unknown to Chesapeake.

[Chesapeake Corporation logo]

--------------------------------------------------------------------------------
                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

Chesapeake Corporation ("Chesapeake") and Sheffield, Inc., a wholly owned subsidiary of Chesapeake ("Purchaser"), and certain other persons named below may be deemed to be participants in a consent solicitation (the "Consent Solicitation") that may be conducted by Chesapeake and Purchaser in connection with the tender offer (the "Offer") by Purchaser to purchase all of the outstanding shares of common stock ("Shares") of Shorewood Packaging Corporation ("Shorewood") for $17.25 per Share net to the seller in cash. The participants in this solicitation may include: (i) the directors of Chesapeake (Harry H. Wamer, Chairman of the Board; Thomas H. Johnson, President & Chief Executive Officer; Robert L. Hintz; James E. Rogers; John W. Rosenblum; Grank S. Royal; Wallace Stettinius; Richard G. Tilghman; Joseph P. Viviano; and Hugh V. White, Jr.); and (ii) certain officers of Chesapeake; J.P. Causey Jr., Senior Vice President, Secretary & General Counsel; Andrew J. Kohut, Senior Vice President-Strategic Business Development; Octavio Orta, Executive Vice President-Display & Packaging; william T. Tolley, Senior Vice President-Finance & Chief Financial Officer; Molly Remes, Director-Corporate Communications; and Joel Mostrom, Vice President-Land Development. As of the date of this communication, 14.9% of the outstanding Shares of Shorewood, or approximately 4.1 million Shares, are beneficially owned by Chesapeake and Purchaser (including Shares to be purchased pursuant to a stock purchase agreement between Chesapeake and a third-party).

Chesapeake has retained Goldman, Sachs & Co. ("Goldman Sachs") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its co-financial advisors in connection with the Offer, for which Goldman Sachs and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. Chesapeake and Purchaser have retained Goldman Sachs and DLJ to act as their Co-Dealer Managers in connection with the Offer, for which Goldman Sachs and DLJ will receive customary fees, as well as reimbursement of reasonable out-of-pocket expenses. In addition, Chesapeake and Purchaser have agreed to indemnify Goldman Sachs and certain related persons and DLJ and certain related persons against liabilities, including certain liabilities under the federal securities laws, arising out of each of their engagements Neither Goldman Sachs nor DLJ believes that they or any of their respective partners, directors, officers, employees, affiliates or controlling persons, if any, is a "participant" as defined in Schedule 14A promulgated under the Exchange Act in the solicitation of proxies and/or consents, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs or DLJ. In connection with Goldman Sachs' role as Co-Dealer Manager to Chesapeake and Purchaser, the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consents from these institutions, brokers or other perons: Ravi Sinba, George Mattson, James Katzman, Peter Comisar and Jason Gilbert. In connection with DLJ's role as Co-Dealer Manager to Chesapeake and Purchaser, the following investment banking employees of DLJ may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Shorewood and may solicit consents from these institutions, brokers or other persons: L. Price Blackford, Doug Brown, Daniel Schleifman, Robert Simeosky and Andrew Kramer. Golman Sachs and DLJ each engage in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business Goldman Sachs and/or DLJ may trade securities of Shorewood for each of their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Goldman Sachs and DLJ has each informed Chesapeake that, as of the date hereof, neither of them holds any Shares for its own account. Goldman Sachs or DLJ and/or certain of their respective affiliates may have voting and dispositive power with respect to certain Shares held in asset management, brokerage and other accounts. Goldman Sachs, DLJ, and each such of their respective affiliates disclaim beneficial ownership of such Shares.

Other than as set forth herein, to the knowledge of Chesapeake and Purchaser, as of the date of this communication, none of Chesapeake, Purchaser, any of their respective directors, executive offices, employees or other representatives, or other persons known to Chesapeake or Purchaser who may solicit consents has any interest, direct or indirect, in Shorewood by security holding or otherwise.

[Chesapeake Corporation logo]


Chesapeake Management
--------------------------------------------------------------------------------

 .  Tom Johnson, C.E.O.
 .  Bill Tolley, C.F.O.
 .  Joel Mostrom, Investor Relations

[Chesapeake Corporation logo]

Agenda
--------------------------------------------------------------------------------

 .  Overview of Chesapeake
 .  Transformation
 .  Strategic Direction
 .  Offer for Boxmore
 .  Offer for Shorewood
 .  Discussion

[Chesapeake Corporation logo]



                                 TRANSFORMATION

[Chesapeake Corporation logo]

Focused Strategy
--------------------------------------------------------------------------------

 .  Packaging and merchandising
 .  Targeted markets
 .  Defensible market positions
 .  Global arena

--------------------------------------------------------------------------------
     Broaden Product Capability and Geographic Coverage in Target Markets
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

Near-Term Actions
--------------------------------------------------------------------------------
 .    Portfolio Transformation
     -  Timber sale
     -  Tissue monetization
     -  Field acquisition
     -  CPI acquisition
     -  Color-Box JV pending
 .    Operational Excellence
     -  CD&P margin improvement
     -  Field integration
     -  HBU land monetization
 .    Financial Re-engineering
     -  Debt reduction
     -  Share re-purchase
 .    Acquisitions & Alliances

[Chesapeake Corporation logo]

Strategic Transformation
--------------------------------------------------------------------------------

 .    Sold Kraft Paper Mill
     -    2Q97
 .    Sold Timberlands               -------- Generated $1.3 billion of cash
     -    3Q 1999                                          |
 .    Tissue Partnership                                    |
     -    4Q99                                             |
                                                           |

                                             .  Reduced Debt
                                             .  Share Repurchase Program
                                             .  Strategic Growth Inititatives

[Chesapeake Corporation logo]

Chesapeake Sales:  '96 - '99
--------------------------------------------------------------------------------

[Pie Charts showing sales breakdown (%) as indicated in the following table]

1996: $1.1B                   1999 Pro Forma:  $1.0B

Description          %        Description               %
-----------         ---       -----------              ---
Tissue              40%       European Packaging       45%
Kraft Paper         30%       Worldwide Displays &
U.S. Packaging      28%        Merchandising           29%
Land Development     2%       U.S. Packaging           24%
                              Land                      2%

[Chesapeake Corporation logo]

Current Sectors Served
--------------------------------------------------------------------------------

[Pie Chart showing sectors served (%) as indicated in the following table]

1999 Pro Forma: $1.0 Billion

Description                   %
-----------                   --
Pharma-Personal Care          22%
Cosmetics-Luxury-Spirits      21%
Food-Bev.                     12%
Tobacco                       12%
Candy                         10%
Recreation                     6%
Other                          5%
Home-Garden                    5%
Technology-Multimedia          4%
Paper-Packaging                2%
Clothing                       1%

[Chesapeake Corporation logo]

Growth Criteria
--------------------------------------------------------------------------------

 .  Competitive Advantage

 .  Accretive on Day 1

 .  Return in excess of cost of capital

 .  Target Markets

[CHESAPEAKE CORPORATION LOGO]

Primary Target Markets
--------------------------------------------------------------------------------

                                            End-Use Market
                                            Size in 1999
                                            (in billions)         Growth Rate

Pharmaceuticals & Healthcare                    115                   6-8%

Technology                                      575                 10-12%

Luxury Goods*                                   180                  8-10%

* Premium Alcoholic Drinks, Confections, and Tobacco Products.






Source: Company studies

[Chesapeake Corporation logo]

Pharmaceutical Packaging Market
--------------------------------------------------------------------------------

 .  Global demand growing
   -  Population growth
   -  Aging of population
   -  New technology
   -  New regulations
 .  Globalizing producers
 .  Rationalization of suppliers
 .  Product packaging evolution
   -  Folding cartons dominate secondary packaging
   -  Blister packs
   -  Package, label, leaflet combinations
 .  Cross-selling opportunities

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

Technology Packaging Market
--------------------------------------------------------------------------------

 .  High growth rates
 .  Brand awareness & retail presence more important
 .  Need for innovative product protection
 .  Demand for global sourcing and one-stop shopping
 . Global suppliers must have Flexo, litho, and folding carton capability . Major locations--USA, Ireland, U.K., China, Singapore

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

1999 Growth Initiatives
--------------------------------------------------------------------------------

 .  Field Group (March `99)
   - Leading European folding carton company with sector focus in pharmaceuticals, tobacco, confectionery
   -  $415 million enterprise value
 .  Berry's Limited (May `99)
   -  Irish leaflet and label producer
   -  Part of pharmaceutical expansion into Ireland
 .  Mateo Cartonajes (July `99)
   -  Leading Spanish printing company's packaging operations
   -  Tobacco and pharmaceuticals

[Chesapeake Corporation logo]

1999 Growth Initiatives (con't...)
--------------------------------------------------------------------------------

 .  Consumer Promotions International (Oct. `99)
   -  US, UK and France
   -  Permanent Displays and Merchandising Systems
 .  Color Box JV (Pending)
   - Joint venture expected to create the largest litho laminated company in North America

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

[photograph of various pharmaceutical packaging]

 . Leading specialty packaging supplier with sales of $400 million . Reputation for quality and innovation
 .  Platform for European growth

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

 .  Well positioned - #1 specialty packaging in the UK, #1 in pharmaceutical packaging in Europe
 .  Solid platform for growth across Europe
 .  Strong, stable management team
 .  Solution-based, end-user focused approach
 .  Top-line growth and cost synergies
 .  Reasonably priced -- 6.5X EBITDA

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

Major Customers
---------------
Pharmacia/Upjohn
Astra-Zeneca
American Home Products
Schering-Plough
Smith Kline Beecham
Johnson & Johnson
BAT
Diagio
Cadbury
Mars
Nestle's
Sanofi

[Chesapeake Corporation logo]

Field Group Revenues and EBITDA Margin
------------------------------------------------------------------------------

($ Millions)

 [Bar Chart showing Field Group Revenues as indicated in the following table]

Description                1996      1997      1998      1999F
-----------                ----      ----      ----      -----
Field Group Revenues        332       374       402        387
Revenue Growth              +10%      +13%       +7%        -3%
EBITDA Margin                16%       15%       16%        16%

[Chesapeake Corporation logo]


Displays & Merchandising Services
--------------------------------------------------------------------------------

[GRAPHIC]   [GRAPHIC]  . Leading POP supplier with sales of $250 million

                       . Growing global capability

                       . Market research and merchandising services

                       . Marketing oriented, not materials or manufacturing
                         based

                       . Turn key process

                             . Concept through distribution

[Chesapeake Corporation logo]

Displays & Merchandising Services
--------------------------------------------------------------------------------

              Major Customers
              ---------------

 . Procter & Gamble            . Cartier
 . Hershey Foods               . Lancome
 . Duracell                    . Waterman
 . Gillette                    . L'Oreal
 . Johnson & Johnson/McNeil    . Estee Lauder
 . Colgate-Palmolive           . Clinique
 . Warner-Lambert              . Paramount

[Chesapeake Corporation logo]

Graphic Packaging
--------------------------------------------------------------------------------


[GRAPHIC]

 . Largest litholam producer in U.S.A.

 . Chesapeake's and Georgia-Pacific's graphic packaging businesses create a $200 million partnership

 . Cash distributions split 58% to GP and 42% to CSK

 . EBIT before synergies of $10 million
       ----------------

[Chesapeake Corporation logo]

Summary
--------------------------------------------------------------------------------

 .  Leadership positions in growing businesses with sustainable competitive advantages
 .  Revenue growth from customer market sectors and expanding geography
 .  Relentless pursuit of cost reduction
 .  Healthy cash flow generation
 .  Management focused on building shareholder value

[Chesapeake Corporation logo]


--------------------------------------------------------------------------------



                                   Offer for
                                    Boxmore

[Chesapeake Corporation logo]

Boxmore
--------------------------------------------------------------------------------
 . Based in Belfast, Northern Ireland
 . Leading supplier of primary packaging (cartons, labels, leaflets) for the healthcare and pharmaceutical sectors in the UK & Ireland
 . Other products include plastic containers (HDPE & PET) for the food, beverage and agrichemical sectors
 . Excellent fit for expanded European operations

[Chesapeake Corporation logo]

Boxmore Sales
--------------------------------------------------------------------------------
  Pro-forma 1999 Sales                               Pro-forma 1999 EBIT

[Pie Chart showing sales breakdown (%) as indicated in the following table]

                                                         Customers
                                                         ---------
Other                            4%                      Merck

Food & Beverage                 28%                      Hoechst

Chemical $ Industrial           13%                      Glaxo Wellcome

Pharmaceutical & Healthcare     55%                      3M Health Care

                                                         Upjohn
           $220 Million
                                                         Coca Cola

                                                         Zenaca

                                                         Novartis

[CHESAPEAKE CORPORATION LOGO]

Boxmore Locations
------------------------------------------------------------------------------

[Map of Europe showing 16 locations; map of China showing one location; and map of South Africa showing one location]

[Chesapeake Corporation logo]

Boxmore Profitability
--------------------------------------------------------------------------------

[Bar Chart showing Boxmore profitability ($ millions) and EBITDA margin for the Years 1997-1999 as described in the following table]


     Year                            1997         1998        1999E
    ------                           ----         ----        -----

EBIT                                  $28           $23         $29

EBITDA                                $40           $36         $48

EBITDA Margin                          24%           21%         21%

[Chesapeake Corporation logo]

Revenue Enhancement/Cost Reduction Opportunities
--------------------------------------------------------------------------------

 .    Cost Reductions
     - Purchasing
       . Paper
       . Other materials
     - S, G, & A
       . Corporate HQ
       . Selling                                   $8M by Year 2
 .    Capacity Optimization Opportunities
     - Pharmaceutical
 .    Technical Exchange

[Chesapeake Corporation logo]


                                   Offer For
                              Shorewood Packaging

[Chesapeake Corporation logo]

Shorewood Packaging Corporation
--------------------------------------------------------------------------------

 .  North America's largest non-integrated folding carton company
 .  Business focus on the tobacco, drinks, personal care and entertainment markets
 .  Reputation for high quality and product innovation

[Chesapeake Corporation logo]


Shorewood Sales
--------------------------------------------------------------------------------

              [Pie Charts showing sales by End Use and Geography]

By End Use                            By Geography

Description                    %      Description      %
-----------                    --     -----------      --
Music & Home Entertainment    33%     United States    67%
Tobacco                       34%     Canada           32%
Consumer Products & Other     19%     China             1%
Cosmetics & Toiletries        14%


                                              Total: $620mm 1998 pro forma sales

[Chesapeake Corporation logo]

Shorewood's Principal Plant Locations

     [map of United States and Canada showing 15 locations; map of China showing one location]

--------------------------------------------------------------------------------
3,800 employees:  2,600 in the U.S., 1,100 in Canada and 100 in China
--------------------------------------------------------------------------------

(a) Map does not show 11 sales offices in North America, 2 in Canada and 1 in China

[Chesapeake Corporation logo]

Shorewood Packaging Profitability
--------------------------------------------------------------------------------

  [Bar chart showing Shorewood Packaging Profitability ($Millions) and EBITDA
     Margin for the Years 1996 - 1999 as described in the following table]

Year                 1997      1998       1999      1999PF
----                 ----      ----       ----      ------
EBITDA ($Million)    $ 66      $ 68       $ 85        $92
EBITDA Margin          16%       16%        15%        15%

Source: Company reports and CSK estimates

[Chesapeake Corporation logo]


CSK's Offer For Shorewood
--------------------------------------------------------------------------------


                              Valuation Multiples
                              -------------------

                                Boxmore         Shorewood       Average
                              Acquisition         Offer          Offer
Transaction Value/LTM           Multiple        Multiple        Multiple
---------------------           --------        ---------     -----------
Revenues                           1.7             1.2              .9
EBITDA                             8.0             8.0             6.7
EBIT                              12.9            12.0             9.9

[Chesapeake Corporation logo]

  Revenue Enhancement/Cost Reduction Opportunities
  ------------------------------------------------------------------------------

 . Cost Reductions

  -  Purchasing

     .  Paper

     .  Other materials

  -  S, G, & A

     .  Corporate HQ                                        $20M by Year 2

     .  Selling

 . Cross Marketing Opportunities

  - Pharmaceutical

  - Luxury packaging

  - Tobacco

  - Multi-media

 . Technical Exchange

[Chesapeake Corporation logo]


Shorewood Acquisition Impact to EPS
--------------------------------------------------------------------------------

($ in millions, except per share data)

                                                Year 1          Year 2
                                               --------        --------
EBIT Before Synergies                                80              86
Goodwill Amortization                               (11)            (11)
Synergies                                            10              20
Incremental EBIT                                     79              95
Incremental Financing Costs                          61              59
Profit Before Tax                                    18              36
Taxes                                                11              18
Net Income                                            7              18
Shares Outstanding                                 17.2            17.2
EPS Accretion/Dilution                              .41            1.05

[Chesapeake Corporation logo]


Chesapeake Sector Revenues
--------------------------------------------------------------------------------

  [Pie Charts showing sectors served (%) as indicated in the following tables]

Current                               CSK + Boxmore + Sherwood

Description                    %      Description                    %
-----------                   ---     -----------                   ---
Pharma-Personal Care          22%     Pharma-Personal Care          25%
Cosmetics-Luxury-Spirits      21%     Tobacco                       18%
Food-Bev.                     12%     Cosmetics-Luxury-Spirits      16%
Tobacco                       12%     Technology-Multimedia         14%
Candy                         10%     Food-Bev.                      9%
Recreation                     6%     Other                          6%
Other                          5%     Candy                          4%
Home-Garden                    5%     Recreation                     2%
Technology-Multimedia          4%     Home-Garden                    2%
Paper-Packaging                2%     Agrichemicals                  2%
Clothing                       1%     Paper-Packaging                1%
                                      Clothing                       1%
       $1.0 Billion                                  $1.8 Billion

[Chesapeake Corporation logo]

                     Cheaspeake Locations (CSK+SWD+Boxmore)

[Maps of United States, Europe, China and Africa showing Chesapeake's,
 Shorewood's and Boxmore's locations]

 . Shorewood
 . Chesapeake
 . Boxmore

[Chesapeake Corporation logo]

Capital Structure Flexibility
--------------------------------------------------------------------------------


                                Y/E          Y/E           Y/E 99
                                99         99 After      After SWD &
($ in millions)              Forecast      Boxmore     Boxmore Purchase
Net Debt                       (30)           356          1,146
Deferred Taxes                 237            237            237
Shareholder's Equity           584            584            584
                               ---          -----          -----
Total Capital                  791          1,117          1,967
Net Debt/Capital                 -             38%            66%


[Chesapeake Corporation logo]

Summary
--------------------------------------------------------------------------------

 .  Highly focused pure-play specialty packaging and merchandising services company
 .  Leadership positions in good businesses with sustainable competitive advantages
 .  Revenue growth from high-growth markets and expanding geography
 .  Healthy cash flow generation
 .  Management focused on improving shareholder value
 .  Shorewood acquisition makes strategic and financial sense

[Chesapeake Corporation logo]

                              defining the future

                                                                              44